VALENCE TECHNOLOGY OBTAINS NEBS BATTERY CERTIFICATION FOR
                           TELECOM AND UTILTY MARKETS

AUSTIN, TX, SEPTEMBER 28, 2004 - Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology, today announced that its K-Charge(TM) Power System has achieved Network Equipment Building System (NEBS) Level 3 certification. Major telecommunications carriers demand NEBS Level 3 certification to ensure that products meet carrier class standards for safety, reliability, and compatibility with their existing equipment.

"Achieving NEBS certification confirms the safety and robust performance of our K-Charge Power System for telecommunications back-up power applications," said Stephan Godevais, Chairman and CEO of Valence. "At twice the performance and two thirds the weight of comparable lead-acid systems, the K-Charge Power System offers a compelling value proposition by dramatically reducing the overall cost of ownership and maintenance requirements for telecommunications and utility customers."

In June this year, Valence Technology signed an agreement granting Tyco Electronics Power Systems Inc., a leading worldwide supplier of telecommunications and utility power, the exclusive right to resell Valence's K-Charge(TM) Power System to Tyco Electronics' telecommunications and utility customers for a period of three years. The K-Charge system will be marketed by Tyco Electronics under the ELiTE RK(TM) brand name. Under the agreement, sales and marketing, technical assistance, and customer support functions will be provided by Tyco Electronics.

ABOUT NEBS CERTIFICATION

Administered by Telecordia Technologies, NEBS comprises an extensive range of rigorous tests, including GR-63-CORE and GR-1089-CORE standards, evaluating and measuring environmental, safety, and quality standards of telecommunications equipment regarding product functionalities.

ABOUT THE K-CHARGE(TM) POWER SYSTEM

The K-Charge(TM) Power System unleashes the power of Lithium-ion in a large format battery application ideal for a vast array of telecom, utility and enterprise applications. Valence's new Saphion(R) Technology uses a phosphate material which is different from most Lithium-ion batteries, making it the safest Lithium-ion chemistry available today. The K-Charge(TM) system is a high energy, smart, maintenance free solution, which is ideal for ensuring the lights stay on during any shortage or blackout. With less volume and up to a third less weight than conventional energy storage devices, the K-Charge(TM) system offers an excellent alternative to stand-by systems used today. The K-Charge(TM) system also features twice the runtime of traditional VRLA systems and lower total cost of ownership. For more information go to http://www.valence.com/kcharge.asp.

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ABOUT VALENCE TECHNOLOGY, INC.

Valence is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(R) technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, and Henderson, Nevada. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.

FORWARD-LOOKING STATEMENT

The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.

MEDIA CONTACT                                    INVESTOR CONTACT

Lois Paul Partners, LLC                          Valence Technology, Inc.
Cindi Johnson                                    Kimberly Allen
cindi_johnson@lpp.com                            Kimberly.allen@valence.com
512-638-5305                                     512-527-2921

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